 Exhibit 23

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Textron 1999 Long-Term Incentive Plan of Textron Inc. of our report dated January 23, 2003, with respect to the consolidated financial statements of Textron Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 28, 2002, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts
May 6, 2003